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Exhibit 23

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Cendant Corporation's Registration Statement Nos. 333-11035, 333-17323, 333-17411, 333-20391, 333-23063, 333-26927, 333-35707, 333-35709, 333-45155, 333-45227, 333-49405, 333-78447, 333-86469, 333-51586, 333-59246, 333-65578, 333-65456, 333-65858, 333-83334, 333-84626, 333-86674 and 333-87464 on Form S-3 and Registration Statement Nos. 33-74066, 33-91658, 333-00475, 333-03237, 33-58896, 33-91656, 333-03241, 33-26875, 33-75682, 33-93322, 33-93372, 33-80834, 333-09633, 333-09637, 333-30649, 333-42503, 333-34517-2, 333-42549, 333-45183, 333-47537, 333-69505, 333-75303, 333-78475, 333-51544, 333-38638, 333-64738, 333-71250, 333-58670, 333-89686, 333-98933 and 333-102059 on Form S-8 of our report dated February 5, 2003 (March 3, 2003 as to the subsequent events described in Note 31) (which expresses an unqualified opinion and includes an explanatory paragraph with respect to the adoption of the non-amortization provisions for goodwill and other indefinite lived intangible assets, the modification of the accounting treatment relating to securitization transactions and the accounting for derivative instruments and hedging activities and the revision of certain revenue recognition policies) appearing in this Annual Report on Form 10-K of Cendant Corporation for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP
New York, New York
March 3, 2003

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INDEPENDENT AUDITORS' CONSENT